Exhibit 99

July 27, 2006

HELMERICH & PAYNE, INC. ANNOUNCES RECORD THIRD QUARTER RESULTS

Helmerich & Payne, Inc. reported record net income of $79,975,000 ($0.75 per diluted share) from operating revenues of $319,796,000 for its third fiscal quarter ended June 30, 2006, compared with net income of $29,825,000 ($0.28 per diluted share) from operating revenues of $207,387,000 during last year’s third fiscal quarter ended June 30, 2005.  Included in net income were gains from the sale of portfolio securities and drilling equipment of $0.06 per share for the third fiscal quarter of 2006 and $0.01 per share for the third fiscal quarter of 2005.

For the nine months ended June 30, 2006, the Company reported net income of $195,362,000 ($1.84 per diluted share) from operating revenues of $866,014,000 compared with net income of $91,485,000 ($0.88 per diluted share) from operating revenues of $567,516,000 during the first nine months ended June 30, 2005.  Included in net income were gains from the sale of portfolio securities and drilling equipment of $0.11 per share for the first nine months of fiscal 2006, and $0.23 per share for the first nine months of fiscal 2005.

This year’s third quarter segment operating income increased in all of the Company’s contract drilling business segments compared with both last year’s third quarter and this year’s second quarter.  The most significant impact came from the U.S. land operations with segment operating income totaling $93,708,000 for the third quarter, up 13% from the previous quarter and up 98% from last year’s third quarter.  The segment also reported an 8% increase in total activity days as compared to the previous quarter, which is primarily attributable to the Company’s deployment of new FlexRigs® under its new build construction program.  Third quarter U.S. land average rig margins per day rose by $371 over the previous quarter, from $12,567 to $12,938 per day.  Third quarter average rig revenue reached an all time high of $23,503 per day.  (See attached financial reports for additional operating statistics.)

The Company’s U.S. offshore operations reported $7,635,000 of segment operating income for the third quarter, up 4% from the previous quarter and up 64% from last year’s third quarter.  Higher management contract profitability and continued increase in rig activity contributed to improved earnings for the quarter.

In the international operations, the Company reported segment operating income of $17,685,000 for the third quarter, up 35% from the previous quarter and up 235% from last year’s third quarter.  The sequential increase was due primarily to improved dayrates and margins.  As previously announced, the Company expects to begin drilling operations in Tunisia with a new FlexRig3 during the first fiscal quarter of 2007.

(Over)

News Release
July 27, 2006

Company President and C.E.O., Hans Helmerich commented, “Even with the uncertainty surrounding natural gas prices, rig demand remains strong and customers are increasingly focused on safety, performance and cost reducing drilling technology.  The Company’s increasing FlexRig activity will add substantial leverage to our earnings going forward, even if rig margin growth continues to moderate.  As of today, we have deployed 15 of the 66 previously announced new FlexRigs, and an additional nine are scheduled to be completed by September 30, 2006.  Although we expect to continue to face production schedule and capital cost challenges, we anticipate our overall new build returns to remain strong.”

Helmerich & Payne, Inc. is a contract drilling company that owns 104 U.S. land rigs, 11 U.S. platform rigs located in the Gulf of Mexico, and 27 international rigs, for a total of 142 rigs. Included in the total fleet of 142 rigs are 65 H&P-designed and operated FlexRigs.  In addition, 51 new FlexRigs are scheduled to be completed and deployed during the remainder of 2006 and 2007.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled for this morning and can be accessed at http://www.hpinc.com under Investors and will begin at 12:00 noon ET (11:00 a.m. CT).  If you are unable to participate during the live webcast, the call will be archived for a year on H&P’s website indicated above.

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contacts:  Doug Fears
(918) 588-5208
Juan Pablo Tardio
(918) 588-5383

(more)

News Release
July 27, 2006

HELMERICH & PAYNE, INC.
Unaudited
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
CONSOLIDATED STATEMENTS OF INCOME	2006	2006	2005	2006	2005

Operating Revenues:
Drilling — U.S. Land	$193,668	$214,864	$138,720	$581,286	$370,302
Drilling — U.S. Offshore	33,703	34,568	19,905	97,791	58,910
Drilling — International	61,117	67,831	46,030	179,205	130,300
Real Estate	2,342	2,533	2,732	7,732	8,004
	290,830	319,796	207,387	866,014	567,516

Operating costs and other:
Operating costs, excluding depreciation	156,800	169,429	121,470	466,825	347,043
Depreciation	23,385	25,076	23,419	71,384	70,631
General and administrative	13,957	13,049	11,680	38,944	30,519
Income from asset sales	(3,563)	(1,895)	(603)	(6,431)	(12,390)
	190,579	205,659	155,966	570,722	435,803

Operating income	100,251	114,137	51,421	295,292	131,713

Other income (expense):
Interest and dividend income	2,456	2,633	1,671	7,619	3,825
Interest expense	(1,946)	(1,281)	(3,127)	(5,807)	(9,682)
Gain on sale of investment securities	—	9,390	—	12,110	26,313
Other	27	1,085	29	599	375
	537	11,827	(1,427)	14,521	20,831

Income before income taxes and equity in income of affiliates	100,788	125,964	49,994	309,813	152,544

Income tax provision	38,240	47,636	20,627	118,678	62,910

Equity in income of affiliates net of income taxes	2,025	1,647	458	4,227	1,851
NET INCOME	$64,573	$79,975	$29,825	$195,362	$91,485

Earnings per common share:
Basic	$0.62	$0.76	$0.29	$1.87	$0.90
Diluted	$0.61	$0.75	$0.28	$1.84	$0.88

Average common shares outstanding:
Basic	104,627	105,019	102,466	104,542	101,818
Diluted	106,114	106,419	104,472	105,987	103,586

A reclassification has been made to prior period amounts to conform to the current period presentation of including income from asset sales in operating income.

(more)

News Release
July 27, 2006

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	6/30/06	9/30/05

ASSETS
Cash and cash equivalents	$114,101	$288,752
Short-term investments	102,835	388
Other current assets	292,417	210,657
Total current assets	509,353	499,797
Investments	229,599	178,452
Net property, plant, and equipment	1,242,769	981,965
Other assets	3,173	3,136
TOTAL ASSETS	$1,984,894	$1,663,350

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$136,362	$89,481
Total noncurrent liabilities	326,956	294,631
Long-term notes payable	200,000	200,000
Total shareholders’ equity	1,321,576	1,079,238

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,984,894	$1,663,350

(more)

News Release
July 27, 2006

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

	Nine Months Ended June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2006	2005

OPERATING ACTIVITIES:
Net income	$195,362	$91,485
Depreciation	71,384	70,631
Changes in assets and liabilities	(30,971)	9,555
Gain on sale of assets and investment securities	(18,405)	(38,703)
Other	545	(2,966)
Net cash provided by operating activities	217,915	130,002

INVESTING ACTIVITIES:
Capital expenditures	(322,573)	(50,409)
Purchase of investments	(115,077)	(5,000)
Proceeds from sale of assets & investment securities	33,358	92,207
Net cash provided by (used in) investing activities	(404,292)	36,798

FINANCING ACTIVITIES:
Dividends paid	(12,960)	(12,607)
Proceeds from exercise of stock options	12,341	16,417
Net proceeds from short-term notes	2,326	379
Excess tax benefit from stock-based compensation	10,019	—
Net cash provided by financing activities	11,726	4,189

Net increase (decrease) in cash and cash equivalents	(174,651)	170,989
Cash and cash equivalents, beginning of period	288,752	65,296
Cash and cash equivalents, end of period	$114,101	$236,285

(more)

News Release
July 27, 2006

SEGMENT REPORTING	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2006	2006	2005	2006	2005
	(in thousands, except days and per day amounts)
US LAND OPERATIONS
Revenues	$193,668	$214,864	$138,720	$581,286	$370,302
Direct operating expenses	92,051	102,094	74,639	278,360	211,312
General and administrative expense	3,908	2,903	2,346	9,893	6,051
Depreciation	14,832	16,159	14,491	45,457	44,310
Segment operating income	$82,877	$93,708	$47,244	$247,576	$108,629

Activity days	8,086	8,716	7,797	24,837	22,974
Average rig revenue per day	$22,593	$23,503	$16,658	$22,138	$15,028
Average rig expense per day	$10,026	$10,565	$8,439	$9,941	$8,108
Average rig margin per day	$12,567	$12,938	$8,219	$12,197	$6,920
Rig utilization	98%	100%	94%	98%	93%

US OFFSHORE OPERATIONS
Revenues	$33,703	$34,568	$19,905	$97,791	$58,910
Direct operating expenses	21,820	22,726	11,504	64,854	35,343
General and administrative expense	1,828	1,319	1,071	4,584	2,722
Depreciation	2,686	2,888	2,682	8,238	7,857
Segment operating income	$7,369	$7,635	$4,648	$20,115	$12,988

Activity days	699	728	455	2,071	1,468
Average rig revenue per day	$39,707	$39,931	$32,614	$38,738	$28,981
Average rig expense per day	$23,642	$25,210	$16,426	$23,989	$15,133
Average rig margin per day	$16,065	$14,721	$16,188	$14,749	$13,848
Rig utilization	71%	73%	45%	69%	49%

(more)

News Release
July 27, 2006

SEGMENT REPORTING	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2006	2006	2005	2006	2005
	(in thousands, except days and per day amounts)
INTERNATIONAL OPERATIONS
Revenues	$61,117	$67,831	$46,030	$179,205	$130,300
Direct operating expenses	42,398	44,258	35,192	122,349	98,967
General and administrative expense	872	1,028	619	2,506	1,769
Depreciation	4,735	4,860	4,935	14,251	14,501
Segment operating income	$13,112	$17,685	$5,284	$40,099	$15,063

Activity days	2,160	2,300	1,916	6,488	5,467
Average rig revenue per day	$22,979	$24,698	$19,536	$22,746	$19,393
Average rig expense per day	$15,003	$15,096	$14,633	$14,570	$13,900
Average rig margin per day	$7,976	$9,602	$4,903	$8,176	$5,493
Rig utilization	89%	93%	80%	88%	74%

Per day calculations for international operations exclude gains and losses from translation of foreign currency transactions.

Operating statistics exclude the effects of offshore platform and international management contracts, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

US Land Operations	$10,978	$10,012	$8,838	$31,453	$25,046
US Offshore Operations	$3,489	2,657	$2,412	9,899	$5,293
International Operations	$6,796	6,575	$4,115	18,496	$11,008

REAL ESTATE
Revenues	$2,342	$2,533	$2,732	$7,732	$8,004
Direct operating expenses	1,010	836	838	2,647	3,039
Depreciation	606	605	628	1,814	1,763
Segment operating income	$726	$1,092	$1,266	$3,271	$3,202

(more)

News Release
July 27, 2006

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company for planning and budgeting purposes and to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles segment operating income per the information above to income before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Income (in thousands).

SEGMENT REPORTING	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2006	2006	2005	2006	2005
Segment Operating income
US Land	$82,877	$93,708	$47,244	$247,576	$108,629
US Offshore	7,369	7,635	4,648	20,115	12,988
International	13,112	17,685	5,284	40,099	15,063
Real Estate	726	1,092	1,266	3,271	3,202
Segment operating income	$104,084	$120,120	$58,442	$311,061	$139,882
Corporate general and administrative	(7,349)	(7,799)	(7,644)	(21,961)	(19,977)
Other depreciation	(526)	(564)	(683)	(1,624)	(2,200)
Inter-segment elimination	479	485	703	1,385	1,618
Income from asset sales	3,563	1,895	603	6,431	12,390
Operating income	$100,251	$114,137	$51,421	$295,292	$131,713

Other income (expense):
Interest and dividend income	2,456	2,633	1,671	7,619	3,825
Interest expense	(1,946)	(1,281)	(3,127)	(5,807)	(9,682)
Gain on sale of investment securities	—	9,390	—	12,110	26,313
Other	27	1,085	29	599	375
Total other income (expense)	537	11,827	(1,427)	14,521	20,831

Income before income taxes and equity in income of affiliates	$100,788	$125,964	$49,994	$309,813	$152,544

###